[CONFIDENTIAL TREATMENT
                         REQUESTED. CERTAIN PORTIONS OF
                            THIS AGREEMENT HAVE BEEN
                         REDACTED AND FILED SEPARATELY
                              WITH THE COMMISSION]


                           JOINT DEVELOPMENT AGREEMENT

      This Joint Development Agreement (this "Agreement") is made and entered into as of July 25, 2005 (the "Effective Date") by and between AudioSmartCard ("ASC") and Innovative Card Technologies, Inc., a Delaware corporation with its principal business address at 11601 Wilshire Boulevard, Suite 2150, Los Angeles, California 90025 ("InCard").

Background

      InCard has developed a family of financial transaction cards and other cards with a similar form factor having an internal battery and other electronic components and manufacturing methods therefore.

      ASC, a company member of the Prosodie group, has an acknowledged experience since 1993 in the "Power Embedded ISO Card". ASC has expertise in the design and manufacturing of acoustic smart cards. Thanks to this expertise it won the ANVAR "innovative firm" award in 2003. The activity of this company is characterized by four fields of competence: security and authentication software edition, micro electronic hardware solutions conceiving, management of MSP (managed service provider) systems for distant authentication and, consulting for companies, not only in the fields of security and authentication, but also for the creation of prototypes of cards embedding electronic multi-components. Furthermore, AudioSmartCard owns and manages a portfolio of 23 worldwide patents related to sound chip cards and their applications.

      The parties desire to work together jointly to develop financial transaction and similar cards with (a) built-in sound storage and sound generation capability and (b) built-in display functions.

Agreement

1. Definitions

      "SoundCard" shall mean an ISO-compliant financial transaction card or other card with similar form factor having built-in sound storage and polyphonic sound generation capability for recording and reproducing audible melody and voice sounds. "SoundCard" shall not include any card that emits either an acoustic password or a static password, or a dynamic password or a one time password.

      "DisplayCard" shall mean an ISO-compliant financial transaction card or other card with similar form factor having a built-in alphanumeric display.

      "LightCard" shall mean an ISO-compliant financial transaction card or other card with similar form factor having a built-in light emitting diode.

      "Card" shall mean any one or more of SoundCard, DisplayCard and/or LightCard.

      "Banking Card" shall mean a Card intended for distribution by banks and other financial institutions.

      "Visa Banking Card" shall mean a Banking Card endorsed or sponsored by Visa International Service Association or one of its regional entities.

      "Non-Visa Banking Card" shall mean any Banking Card other than a Visa Banking Card.

      "Non-Banking Card" shall mean a Card intended for customers other than banks and other financial institutions, including "closed loop" credit, debit or gift cards that are not issued under the auspices of or endorsed by a major multi-member organization, such as Visa, MasterCard, JCB, American Express, Europay, Carte Blanche and Diners Club, provided that transactions conducted with such cards are not debited or otherwise financially connected to an account associated with any such major multi-member organization (the latter being considered Banking Cards).

      "Core" shall mean the body of a Card, including a battery and other electronic components, but not including customer-specific printing, embossing or other finishing, which, at least in the case of a Banking Card, would require secure handling.

      "Net Sales" shall mean the total amount invoiced by AudioSmartCard or Incard to a customer, less the following items, to the extent that they are expressly included in the amount invoiced and paid:

            (i) sales taxes;

            (ii) excise taxes and customs duties;

            (iii) transportation and insurance on shipments to customers;

            (iv) trade, quantity and cash discounts; and

            (v) credits allowed for returned goods.

In the case of Cards, Net Sales shall not include costs of printing and/or finishing of Cards, whether or not such costs are separately itemized in invoices to the Card customer.

      "Gross Profits" shall mean Net Sales less the cost of goods sold, not including general and administrative charges. The cost of goods sold shall be the actual unburdened cost of components, processing and assembly, without mark-up.

      "Net Profits" shall mean Gross Profits less amortization of InCard's research and development costs in an amount equal to one-third of Gross Profits,
i. e., two-thirds of Gross Profits, except as otherwise provided in paragraph 9 below.

      "Minimum Sales Prices" shall mean the prices under which the Parties agree not to sell the Card without a written approval.

      "Information" shall mean business information, trade secrets, know-how and all other technical knowledge and data not generally known, which may be supplied by one party to the other during the course of performance hereunder.

      "Intellectual Property" shall mean inventions, discoveries, ideas, methods, copyrightable works, software, know-how, information, samples, prototypes or data, and including all patents, copyrights, trade secrets and other forms of protection obtained or obtainable thereon.

2. Development Program: The parties shall cooperate in establishing a mutually acceptable development schedule with specific development tasks and demonstrable milestones.

3. Development Costs: The parties agree to establish a mutually acceptable schedule and budget for development and pre-production engineering of the SoundCard and the DisplayCard within thirty (30) days following execution of this Agreement. Thereafter, the parties agree to share equally all costs related to the development and engineering activities. Contributions to the development and engineering efforts by the parties and their respective personnel shall be unburdened and shall be accounted for as set forth in Attachment 1 hereto, which is incorporated herein by this reference. Fees and costs invoiced by third parties shall be shared equally by the parties hereto without mark-up.

4. Profit Sharing: The parties expect to recoup their respective development costs through the sale of Cards and the sharing of Net Profits on such sales. The profit sharing arrangement is summarized in the following tables:

Visa Banking Cards

--------------------------------------------------------------------------------
                                 InCard                                 ASC
--------------------------------------------------------------------------------
SoundCard                        ***                                    ***
--------------------------------------------------------------------------------
DisplayCard                      ***                                    ***
--------------------------------------------------------------------------------
LightCard*                       ***                                    ***
--------------------------------------------------------------------------------

Non-Visa Banking Cards

--------------------------------------------------------------------------------
                                 InCard                                 ASC
--------------------------------------------------------------------------------
SoundCard                        ***                                    ***
--------------------------------------------------------------------------------
DisplayCard                      ***                                    ***
--------------------------------------------------------------------------------
LightCard*                       ***                                    ***
--------------------------------------------------------------------------------

Non-Banking Cards

--------------------------------------------------------------------------------
                                 InCard                                 ASC
--------------------------------------------------------------------------------
SoundCard                        ***                                    ***
--------------------------------------------------------------------------------
DisplayCard                      ***                                    ***
--------------------------------------------------------------------------------
LightCard*                       ***                                    ***
--------------------------------------------------------------------------------

***Confidential Treatment Requested

5. Banking Cards:

      a. Both parties may solicit sales of Banking Cards, provided, however, that the party intending to solicit a sale must first notify the other party of each prospective Banking Card customer. ASC shall be required to obtain InCard's prior written approval of any such prospective Banking Card customer before soliciting sales. InCard shall have five (5) business days to approve or reject a prospective Banking Card customer that ASC proposes to solicit. The silence of InCard after these five days shall be considered as an acceptance by Incard. InCard's approval shall not be unreasonably withheld. The parties agree that only Visa Banking Cards may be marketed during the term of the "Strategic Alliance Agreement" between InCard and Visa International Service Association signed the .... To ......; If for any reason this agreement shall be renewed or sustained, parties agree that only Visa Banking Cards continue to be marketed during this new period;

      b. ASC shall receive *** percent (***) of Net Profits on all Visa Banking SoundCards and *** percent (***) of Net Profits on all Non-Visa Banking Sound Cards; InCard to receive the remainder of Net Profits in each case. Each party shall receive *** percent (***) of Net Profits on all Banking DisplayCards. The foregoing sharing of profits shall apply regardless of which party arranges the sale.

      c. If ASC arranges for the sale of Banking LightCards, ASC shall receive *** percent (***) of Net Profits on such Banking LightCards and InCard shall receive *** percent (***) of Net Profits. ASC shall not receive a share of profits on sales of Banking LightCards arranged solely by InCard.

6. Non-Banking Cards:

      a. Both parties may solicit sales of Non-Banking Cards, provided, however, that the party intending to solicit a sale must first notify the other party of each prospective Non-Banking Card customer. Neither party's prior approval of prospective Non-Banking Card customers is required, however, the parties shall observe the mutual cooperation provisions of paragraph 8 below.

      b. Each party shall receive *** percent (***) of Net Profits on all Non-Banking SoundCards and all Non-Banking DisplayCards regardless of which party arranges the sale.

      c. If ASC arranges for the sale of Non-Banking LightCards, ASC shall receive *** percent (***) of Net Profits on such Non-Banking LightCards and InCard shall receive *** percent (***) of Net Profits. ASC shall not receive a share of profits on sales of Non-Banking LightCards arranged solely by InCard.

***Confidential Treatment Requested

7. nCryptone Server: InCard shall receive a commission in the amount of *** percent (***) of ASC's Net Sales of backend server products and services for customers introduced by InCard. Further provisions concerning backend server products and services are set forth in Attachment 2 hereto, which is incorporated herein by this reference.

8. Marketing Cooperation: Without limiting or modifying the provisions of paragraphs 5a and 6a, the parties agree to cooperate in marketing Cards throughout the world and to keep each other informed of their respective marketing efforts. Each party shall promptly notify the other of prospective customers with which it has established contacts and from which it intends to solicit sales so as to avoid duplication of marketing efforts. Each party shall also promptly notify the other of any exclusivity arrangement that would affect the other party's marketing efforts. Each party shall have the right to request attendance at sales meetings arranged by the other party and to request attendance of the other party at sales meetings it arranges. Neither party shall unreasonably refuse such a request. The parties shall establish mutually agreed-to guidelines for the terms of sale of Cards to Banking and Non-Banking customers.

9. Production of Cores:

9.1 Except as may be otherwise mutually agreed to by the parties, InCard shall have the exclusive right to manufacture and sell Cores for SoundCards, DisplayCards and LightCards throughout the world. The Minimum Sales Prices of Cores shall be established by InCard in its sole discretion. When negotiating for the sale of Cards as permitted hereunder, ASC shall have authority to negotiate the terms of sales within the mutually agreed-to guidelines, but shall not have authority to otherwise make commitments or act on behalf of InCard. InCard shall not unreasonably refuse to accept an order for Cores.

9.2 If another vendor can supply Cores at a significantly lower price, or for any other reason, except the reason of the 9.3, the parties may mutually agree to have Cores manufactured by a third party. In such event, InCard shall still receive one-third of the Gross Profits of Cards with such Cores.,and , the Net Profits to be shared by the parties shall remain equal to two-thirds of the Gross Profits.

9.3 If InCard does not have sufficient production capacity to supply Cores to fill a particular order, the parties again may mutually agree to have Cores manufactured by a third party to fill such order. In such event and only to the extent that third party Cores are used to fill such order, the parties shall share the entire amount of Gross Profits as Net Profits.

***Confidential Treatment Requested

10. Supply of Components: ASC agrees that InCard and/or InCard's designated Core manufacturer may purchase chips and other components developed by ASC and/or containing ASC proprietary technology directly from ASC's suppliers for use in Cards without mark-up or add-on by ASC.

11. Exclusivity: Except as may be otherwise mutually agreed to by the parties, neither party shall supply products or technology to, or otherwise cooperate with, any other party that makes or contracts to have made any product that would be defined hereunder as a "Card". However, the parties agree that it shall not be a violation of the foregoing for InCard to license its technology to another party for the production of Cores. It is expressly specified that the nCryptone Server is not taken into account by this provision.

12. Reports: On or before the thirtieth (30th) day following the last day of each March, June, September and December during the term of this Agreement, InCard shall furnish to ASC a written statement specifying (a) the Net Sales, Gross Profits and Net Profits (including any amounts received as down payments) subject to profit sharing hereunder for the preceding calendar quarter, and (b) total amount of profit sharing due. ASC shall furnish to InCard a similar statement for backend server products and services during the preceding calendar quarter. The party owing a net amount to the other shall make appropriate payment within twenty (20) days of receipt of the other party's statement(s).

13. Accounting: Each party shall keep true and accurate records, files and books of account containing all of the data reasonably required for the full computation and verification of the profit sharing and commissions to be paid hereunder and the information to be given in the statements herein provided for. Each party shall permit the aforesaid records, files and books of account to be adequately examined and extracts made therefrom upon reasonable notice and during usual business hours by an independent Certified Public Accountant (or equivalent thereof) appointed by the other party at such other party's expense, but not more often than two (2) times per year.

14. Intellectual Property: The parties agree that the following ownership, rights and licenses shall apply.

            a. All right, title and interest in and to any Intellectual Property owned or controlled by a party prior to the Effective Date of this Agreement or otherwise made, created, developed or reduced to practice thereafter but not pursuant to this Agreement (hereafter referred to as "Background Intellectual Property"), shall remain the sole and exclusive property of such party.

            b. All right, title and interest in and to all Intellectual Property that is newly conceived, made or created, whether solely by one party or jointly by both parties, relating to the physical design and construction of the Cards (hereafter referred to as "Newly Created InCard Intellectual Property") shall be the sole and exclusive property of InCard. ASC agrees to assign, and does hereby assign, to InCard all of ASC's right, title and interest in and to any and all Newly Created InCard Intellectual Property. ASC shall not make any use or disclosure of Newly Created InCard Intellectual Property for the benefit of any party other than InCard. ASC agrees to fully disclose to InCard all Information related to Newly Created InCard Intellectual Property and InCard shall be free to use such Information in connection with InCard's use of Newly Created InCard Intellectual Property. InCard's disclosure of such Information to others for the purpose of using Newly Created InCard Intellectual Property shall not constitute a breach of InCard's obligations hereunder. The foregoing shall not be construed to grant to InCard any right or license to ASC's Background Intellectual Property except as expressly granted in writing.

            c. All right, title and interest in and to all Intellectual Property that is newly conceived, made, or created solely by one party or jointly by both parties as a result of performance pursuant to this Agreement and that does not constitute Newly Created InCard Intellectual Property (hereafter referred to as "Newly Created Joint Intellectual Property") shall be jointly owned by the parties. Except as otherwise provided in this Agreement, (a) InCard shall have exclusive rights to the Newly Created Joint Intellectual Property for any type of financial transaction card or other card having a similar form factor ("InCard's Exclusive Field of Use"), (b) neither party may exclusively license any of the Newly Created Joint Intellectual Property outside of InCard's Exclusive Field of Use without the prior written consent of the other party, and
(c) the exercise by one party of its rights and joint ownership interest in the Newly Created Joint Intellectual Property shall be subject to the other party's rights in its respective Background Intellectual Property. Each party agrees to deliver to the other party the tangible work products (including designs, specifications, descriptions and drawings) of its Newly Created Joint Intellectual Property promptly upon its conception, development or creation.

            d. Patents and patent applications for all Newly Created Joint Intellectual Property shall be prepared, prosecuted and maintained by mutually acceptable counsel and all costs and fees therefore shall be shared equally between the parties. Either party may elect in writing to the other party not to share the costs and fees of the foregoing activities in connection with certain patent applications for joint patents without breach of this Agreement; however, the electing party agrees that it will then promptly relinquish by written agreement, and agrees to perform all acts reasonable necessary to so relinquish, all right, title and interest in and to those patents and/or patent applications for which the sharing of costs and fees is declined.

            e. Each party agrees that, without charge to the other party, it will and will have its employees and contractors sign all papers and perform all acts which may be reasonably necessary to file and prosecute applications for patents and obtain other forms of protection on such Newly Created Intellectual Property, and to maintain such protections which are granted thereon.

            f. If, by operation of law, ownership of any Intellectual Property does not result as provided in this Agreement, then the parties shall each assign, and shall cause their respective employees, agents and contractors to assign, without further consideration, the ownership thereof, including all associated Intellectual Property rights, as necessary to give effect to the ownership terms regarding any Intellectual Property specified in this Agreement or in the Work Statements. Each party agrees to perform, upon the reasonable request of the other party, such further acts as may be necessary or desirable to transfer ownership of, and to perfect and defend, the Intellectual Property in order to give effect to such ownership terms.

15. Confidentiality

      a. Any Information exchanged by the parties and entitled to a confidentiality obligation shall be identified by the furnishing party as such by (i) an appropriate stamp or marking on the documents exchanged, or (ii) written notice of the nature and content of the disclosures made, sent to the receiving party no later than thirty (30) days after disclosure, with listings of all Information and appropriately stamped or marked summaries of such Information. If Information is identified as confidential subsequent to its disclosure as provided in (ii), the receiving party shall nevertheless be obligated to hold such Information in confidence from the time that it is received if the nature of the Information is such that it would reasonably be considered confidential.

      b. Except as otherwise provided in this Agreement, the receiving party will hold Information in confidence during the term of this Agreement, and for five (5) years thereafter. Each party agrees that its use of Information provided by the other during the term of this Agreement shall be only in connection with its efforts to make, use and sell SoundCards. Each party will make Information available only to its employees and consultants having a need to know in order to carry out their functions in connection with such efforts, and will not otherwise disclose Information to anyone without the furnishing party's prior written authorization.

      c. Information shall not be afforded the confidentiality obligations of this Agreement if, on the date of receipt, such Information has been, or from the time thereafter is:

      (i) developed by the receiving party independently of the furnishing party; or

      (ii) rightly obtained without restriction by the receiving party from a third party; or

      (iii) publicly available other than through the fault or negligence of the receiving party; or

      (iv) released without restriction by the furnishing party to anyone.

      d. Should the receiving party be faced with legal action or a requirement under government regulations to disclose Information received hereunder, the receiving party shall forthwith notify the furnishing party, and, upon the request and at the expense of the latter, shall cooperate with the furnishing party in contesting such a disclosure. Except in connection with failure to discharge responsibilities set forth in the preceding sentence, neither party shall be liable in damages for any disclosures pursuant to judicial action or government regulations or for inadvertent disclosure where the customary degree of care has been exercised; provided that upon discovery of such inadvertent disclosure, it shall have endeavored to prevent any further inadvertent disclosure.

      e. Upon termination of this Agreement, the receiving party agrees to return to the furnishing party all Information received therefrom that was received in tangible form or reduced to tangible form by the receiving party.

16. Third-Party Rights: Each party represents and agrees that it will not use, disclose to the other party, or induce the other party to use, any proprietary information of others during performance under this Agreement. Each party represents that its performance under this Agremeent will not violate any obligation to, or confidence with, another. Each party represents and agrees that any design created by such party for the benefit of the other party hereunder will not infringe the intellectual property rights of another.

17. Disclaimer: EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ITS PERFORMANCE, THE DELIVERABLES, OR ANY WORK IN PROGRESS, INLCUDING ANY LIABILITY FOR NEGLIGENCE. NEITHER PARTY MAKES OR RECEIVES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

18. Limitation of Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF USE OR DATA OR INTERRUPTION OF BUSINESS, WHETHER SUCH ALLEGED DAMAGES ARE LABELED IN TORT, CONTRACT OR INDEMNITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This limitation shall not apply to damages associated with the infringement or unauthorized use of Intellectual Property Rights.

19. Term of Agreement

      a. This Agreement shall be effective upon the Effective Date specified at the beginning of this Agreement, and shall remain in force for a period of ten
(10) years, unless otherwise terminated as provided herein.

      b. If either party shall at any time materially default in fulfilling any of the obligations or conditions" hereunder, and such default shall not be cured within ninety (90) days after receipt of notice from the aggrieved party specifying the nature of the default, the aggrieved party shall have the right to terminate this Agreement by giving notice of termination to the defaulting party.

      c. Either party may terminate this Agreement immediately on notice in writing to the other party if such other party becomes, threatens or resolves to become or is in jeopardy of becoming subject to any form of insolvency administration or ceases or threatens to cease conducting its business in the normal manner.

      d. Either party may terminate this Agreement upon thirty (30) days prior written notice if there is a substantial change in the senior management of the other party. A "substantial change" shall be deemed to occur if at least two of the persons holding the offices of Chief Executive Office, and Chief Technology Officer (or their equivalents) are replaced within any six-month period of time.

20. Trademarks and Trade Names: Nothing in this Agreement shall be deemed to give either party any rights to use any of the other party's trademarks or trade names without such other party's specific, written consent.

21. Force Majeure: Each party shall be excused from delays or failures in performance resulting from causes beyond its reasonable control, whether or not foreseeable; provided that in order to be excused, such party must notify the other party of the delay or failure and its cause at the time they arise and must act diligently to remedy the cause and restore performance.

22. Entire Agreement: This Agreement contains the full understanding of the parties and supersedes all prior agreements, letters-of-intent and understandings between ASC and InCard with respect to the subject matter hereof. In particular, but without limitation, this Agreement supersedes the Memorandum of Understanding between the parties dated December 23, 2003. There are no representations, warranties, agreements or understandings relating to the subject matter hereof other than those expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement, or any of the provisions hereof, shall be effective unless in a written form duly executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

23. Severability of Covenants and Conditions: If any covenant, condition or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule or regulation of law, or public policy of any government, or agency of government, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect; and no covenant, condition or provision shall be deemed dependent upon any other covenant, condition or provision unless so expressed herein. The parties agree to substitute for any invalid, illegal or unenforceable provision a valid, lawful and enforceable provision that effectuates, to the fullest extent possible, the legal and commercial objectives of the invalid, illegal or unenforceable provision.

24. Non-Waiver: A failure of either party to exercise any right given to it hereunder, or to insist upon strict compliance by the other party of any obligation hereunder, shall not constitute a waiver of the first party's right to exercise such a right, or to exact compliance with the terms hereof. Moreover, waiver by either party of a particular default by the other party shall not be deemed a continuing waiver so as to impair the aggrieved party's rights in respect to any subsequent default of the same or a different nature.

25. Relationship of the Parties: ASC and InCard are each independent contractors. Each party shall be solely responsible for determining its manner of performance of its obligations under this Agreement. Except as otherwise expressly provided herein, neither party shall be, nor represent itself to be, the partner, joint venturer, broker, employee, servant, agent, or legal representative of the other party for any purpose whatsoever. Except as otherwise expressly provided herein, neither party is granted any right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any matter or thing whatsoever.

26. No Assignment. Neither party may assign, delegate or subcontract its rights or obligations under this Agreement without the other party's prior written consent. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

27. Governing Law: The parties agree that the laws of the State of California, USA shall govern the interpretation and enforcement of this Agreement. Each party hereby agrees and consents to the jurisdiction of the courts in Los Angeles County, California,

28. Dispute Resolution: Any claim, dispute, disagreement, or controversy which arises between the parties hereto out of or relating to the performance of this Agreement or the breach of any of the terms or conditions set forth herein, or which in any way relates to or arises from this Agreement, which is not otherwise resolved by amicable agreement between the parties, shall be resolved exclusively and finally by binding arbitration to be held in Los Angeles, California, or in such other city as the parties mutually agree upon. Disputes in which injunctive relief is sought or which relate to the validity or enforceability of any patent licensed hereunder are expressly excluded from the foregoing provision. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator(s). In any arbitration hereunder, the parties shall be entitled to conduct discovery to the fullest extent permitted by law. The parties intend their foregoing agreement to arbitrate disputes arising hereunder to be valid, enforceable and irrevocable.

29. Attorney's Fees to Prevailing Party: In the event of any arbitration or court action conducted hereunder, the prevailing party shall be entitled to recover from the losing party all fees and expenses incurred by the prevailing party in connection with the arbitration or court action, including reasonable attorney's fees. In the case of arbitration, the arbitrator(s) shall determine which party is the prevailing party.

30. Notice: Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if given by personal delivery, sent by facsimile with confirmation by mail, or sent by postal or courier service with delivery confirmation to the following addresses:

         To InCard:                 Alan Finkelstein
                                    Innovative Card Technologies, Inc.
                                    11601 Wilshire Blvd.
                                    Suite 2150
                                    Los Angeles, CA  90025

         To ASC:                    Cyril Lalo
                                    AudioSmartCard S.A.
                                    150 rue Gallieni
                                    92100 Boulogne Billancourt
                                    France

Either of the parties hereto may at any time, and from time to time, change the address to which notice shall be sent hereunder by notice to the other party in the manner herein set forth. Notice shall be deemed to have been given on the date of personal delivery or facsimile transmission or, in the case of notice sent only by postal or courier service, on the date of confirmed delivery thereof.

31. Survival of Provisions: Any promises, duties and/or obligations herein contained, which expressly or by implication subsist after the termination of this Agreement, shall survive such termination.

32. Successors: This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective trustees, successors, assigns and legal representatives.

33. Headings: The headings or captions under the Articles and Paragraphs of this Agreement are for convenience and reference only, and are not intended in any way to modify, enlarge or limit the provisions hereof; nor shall such headings be used to interpret or construe the intent of the parties in respect to the provisions of this Agreement.

34. Materiality: Each of the parties hereby expressly acknowledges and agrees that each and every term, provision and condition of this Agreement is material, and that each constitutes a material part of the bargained for consideration which has induced that party to enter into this Agreement. Any express acknowledgment contained herein that a particular provision of this Agreement is a material provision shall not be construed to limit the generality of the foregoing sentence.

35. Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties. The execution and telecopy transmission of a facsimile shall be effective as execution and delivery of a counterpart.

36. Authority: The execution and delivery of this Agreement have been duly authorized by each party, and no further approval, corporate or otherwise, is required in order to constitute this Agreement as binding.

      IN WITNESS WHEREOF, the parties intending to be bound hereby have caused this Agreement to be executed on the dates indicated below, effective as of the date first above written.

Innovative Card Technologies, Inc. ("InCard")    AudioSmartCard ("ASC")

By: /s/ Alan Finkelstein                         By: /s/ Cyril Lalo
   -----------------------------------------        ----------------------------

Alan Finkelstein, President                      Print name and title:
                                                                      ----------
Dated:        7/25/05                            Dated:         7/25/05
        ------------------------------------             -----------------------

                                  Attachment 1
                                      ***

*** Confidential Treatment Requested

                                  Attachment 2
                                      ***

*** Confidential Treatment Requested